Exhibit 99.1

NDCHealth Reports Fiscal 2004 Year-end Results

ATLANTA, August 9, 2004 – NDCHealth Corporation (NYSE: NDC) today announced financial results for its fourth quarter and fiscal year ended May 28, 2004. In addition, the company announced its intention to sell its European operations, which are now reported as discontinued operations.

For the fiscal year, total revenue increased to $436.3 million from $416.0 million in the fiscal year ended May 30, 2003. Adjusted EBITDA1, a non-GAAP measure, was $118.3 million. Income from continuing operations was $26.3 million, or $0.74 per diluted share, compared to income of $32.8 million, or $0.94 per diluted share, in fiscal 2003. Fiscal 2004 and 2003 net income each included restructuring and other charges of $5.1 million, or $0.09 per diluted share. The fiscal 2004 charges primarily related to severance and office consolidations. Fiscal 2004 results also included a non-cash charge of $4.5 million, or $0.12 per diluted share, to write down a company investment described below. Fiscal 2003 results included pre-tax charges of approximately $16.8 million, or $0.40 per diluted share after tax, related to early extinguishment of debt and investment losses related to the sale of MedUnite.

Full-year net cash provided by operating activities was $102.9 million. Free cash flow2, a non-GAAP measure, was $54.9 million in fiscal 2004. The company reduced its outstanding debt by $26.0 million during the year.

In the fourth quarter of fiscal 2004, total revenue was $111.5 million, versus $111.3 million in the same period of fiscal 2003, and Adjusted EBITDA was $20.5 million. Loss from continuing operations was $1.7 million, or $(0.05) per share, compared to income of $10.9 million, or $0.31 per diluted share, in the fourth quarter last fiscal year. As noted above, the fourth quarter of fiscal 2004 included a non-cash charge of $4.5 million, or $0.12 per diluted share, to write down an investment in a company providing e-prescribing software and connectivity to physicians. NDCHealth will focus its e-prescribing efforts on connecting pharmacies to physician interface providers. The fourth quarter also included restructuring and other charges of $1.8 million, or $0.03 per diluted share, primarily related to severance and office consolidations.

Other expenses adversely affecting Income from continuing operations in the fourth quarter of fiscal 2004 included $1.1 million in corporate expenses resulting from the independent review of physician software sales; $1.0 million in non-cash product termination costs; and $1.5 million in ArcLight-related expenses.

Fourth quarter results were impacted by revenue declines, compared to the prior year, in the company’s physician software product line and Information Management segment, as well as transitions to next-generation hospital and pharmacy systems and information products. In the physician product line, NDCHealth changed its business practice to require sales to value added resellers (VARs) to be on a cash basis rather than credit terms. While this change increased the rate of cash collections, it also had the temporary effect of reducing the rate of new physician software sales. The Information Management segment generated lower revenue from non-recurring consulting and legacy services to pharmaceutical manufacturers due to a weak environment for discretionary spending in the pharmaceutical industry. The decline in revenue in the physician product line and in Information Management services totaled approximately $10.2 million from the fourth quarter of fiscal 2003. In addition, the company experienced a slowing revenue trend from certain mature system products as customers anticipate the sale and installation of new products such as NDC ePREMIS™ for hospitals and T-Rex One® and Enterprise for pharmacies.

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NDCHealth Reports Fourth Quarter and Fiscal Year-end Results

“Our management and board, aided by outside advisors, have thoroughly reviewed our strategy, performance and outlook, and have considered a wide range of steps to deliver shareholder value,” said Walter Hoff, chairman and CEO, NDCHealth. “We will enhance shareholder value over the coming quarters by exiting the European market; terminating certain product initiatives that do not offer sufficient near-term returns; and focusing on the acceleration of sales, installations and revenue growth with our core customer groups. We expect these actions to deliver improving results over the course of fiscal 2005, and we will continue to consider additional steps to maximize shareholder value.

“We believe we made significant progress in fiscal 2004 as we launched several new Network Services and Systems products, increased the installation backlog for our pharmacy and hospital system solutions, and introduced a number of unique, next-generation pharma information products that are gaining market acceptance. We also have built a strong, high-quality pipeline of new sales for all of these solutions,” Mr. Hoff continued. “We believe we are well positioned to deliver revenue and profit growth beginning in the second quarter of fiscal 2005. Most importantly, our strong line-up of product offerings continues to generate substantial levels of cash flow that enable us to repay debt and invest in future growth.

“This time last year, we knew we were moving into a period of substantial business transition, and we set a series of financial targets to provide a path toward future performance and success. While we have not yet delivered the revenue growth and margin expansion that we are targeting, we have already generated $54.9 million against our goal to deliver $100 million in free cash flow during the two-year period ending May 2005,” Mr. Hoff commented. “We have continued to pay down debt, and have lowered our debt-to-capital ratio from a year ago by 475 basis points to 47.5%.”

Business Focus

In order to focus on its significant U.S. market opportunities and eliminate its net losses in Europe, NDCHealth’s board of directors has authorized the sale of the company’s European operations in Germany and the United Kingdom, which are now recorded as discontinued operations. Revenue from discontinued operations was $5.0 million and $20.4 million in the 2004 fourth quarter and fiscal year, respectively, and $3.9 million and $13.6 million in the fourth quarter and fiscal year ended May 30, 2003, respectively. In recording these businesses as discontinued operations, the company incurred an after-tax charge of $7.2 million or $0.20 per diluted share to write down the carrying value of the assets.

As it narrows its focus on the best, near-term growth opportunities in its Network Services and Systems and Information Management segments, the company incurred a non-cash charge of $4.5 million, or $0.12 per diluted share, to write down an investment in a physician system electronic prescribing company. The company also incurred a non-cash charge of $1.0 million, or $0.02 per diluted share, to write off its investment in a new information product that no longer offered prospects for an appropriate financial return.

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NDCHealth Reports Fourth Quarter and Fiscal Year-end Results

Business Highlights

The company is now reporting as a separate segment its emerging Pharmacy Benefit Services business, which was historically small and considered a part of its pharmacy-oriented products and services in the Network Services and Systems segment. During the second half of fiscal 2004, the company expanded these pharmacy services beyond claims adjudication into a broader array of administrative services, and given its increased revenue contribution, it is now reported separately. The past 12 months included the following developments:

•	Network Services and Systems segment revenue, excluding Pharmacy Benefit Services, increased 1.2% in fiscal 2004 but declined 10.8% in the fourth quarter from the same periods last year. This decrease was primarily caused by lower physician software sales and the transition to next-generation systems for hospitals and pharmacies.

•	Physician-related revenue in the fourth quarter declined $7.4 million or 54.4% when compared to the same period in fiscal 2003. This decline was due primarily to the change in selling software on a cash basis instead of with credit terms, which led to significantly fewer system sales in the fourth quarter. The company expects fiscal 2005 revenue to improve to more normal levels beginning in the second quarter as VARs again begin to purchase systems. New upgrades scheduled for release beginning in October 2004 will contain a number of new features, including the recent HIPAA security requirements, which are expected to generate increased demand.

•	Pharmacy systems and services revenue increased 5.1% in the fourth quarter of fiscal 2004 compared to the fourth quarter of fiscal 2003, and 8.5% for the year, due primarily to increases in Network services, such as pre- and post-editing services, information and analytic product sales to pharmacy customers. While network transactions grew, transaction revenue growth lagged volume growth due to an increasing share of transactions from larger pharmacy chains where pricing is lower than average due to volume rate structures. Overall, pharmacy systems revenue declined modestly as legacy systems revenue decreased while revenue from new T-Rex One system sales showed initial acceleration as part of the recurring revenue model. NDCHealth sold more than 65 T-Rex One solutions to regional and independent pharmacies during the fourth quarter and more than 300 during the year. Approximately 250 T-Rex One installations were completed through fiscal 2004.

•	Hospital revenue decreased 6.6% in the fourth quarter and 0.2% in fiscal 2004 compared to the same periods in fiscal 2003 due to a transition to the new hospital system that resulted in lower, non-recurring training and support services revenue related to the company’s legacy system product. Revenue from its newest revenue cycle management offering, NDC ePREMIS, partially offset this decline and continues to experience significant sale and installation momentum. The company sold approximately 100 ePREMIS units during the fourth quarter and more than 600 for the year. More than 70 units were installed during the fourth quarter and 270 units during the year, with over 330 units already scheduled for installation during fiscal 2005. Approximately 70% of the units scheduled for installation in fiscal 2005 will be within new customer facilities.

•	Other revenue, which includes data processing services provided to Global Payments, Inc. and third-party paper claims and statement printing services, decreased 12.3% in fiscal 2004 to $14.3 million.

•	Network services’ transaction volume totaled more than 4.9 billion, up 24.1% from fiscal 2003 as the company continued to gain market share by growing its base healthcare claims volume and increasing penetration of its value-adding transaction services. Fourth quarter Network transaction volume totaled 1.29 billion, up 11.5% from the same period last year.

•	Information Management revenue in the U.S. decreased $2.8 million or 7.1% in the fourth quarter compared to the same quarter last year. Lower revenue from non-recurring consulting and legacy services in a weak discretionary spending environment for pharmaceutical manufacturers more than offset a doubling in emerging, new product revenue to $3.7 million from the company’s new Insight and Impact product suites.

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NDCHealth Reports Fourth Quarter and Fiscal Year-end Results

•	Pharmacy Benefit Services revenue more than doubled in both the fourth quarter and fiscal year due to the rapid expansion of the administrative services component, and comprised more than 10% of total company revenue in the fourth quarter. This segment provides primarily health plans and self-insured employers with tools and resources to manage their pharmacy benefit plans more efficiently, such as claims processing and adjudication, consulting on clinical guidelines, formulary management, pharmacy network development and administration, and various reporting services. Because revenue from administrative services includes the underlying prescription drug cost, margins are low and reported revenue growth did not contribute notably to profits.

Cost of Service increased $9.4 million from the fourth quarter a year ago to $64.4 million, reflecting growth in Pharmacy Benefit Services segment. Cost of Service declined slightly in each of the Network Services and Systems and Information Management segments.

Sales, General and Administrative expenses in the fourth quarter rose 13.2% or $3.1 million from a year ago, primarily due to expenses and professional fees related to the independent review of physician system sales, increased personnel and professional costs in response to corporate and regulatory requirements, and higher audit and insurance expenses.

Outlook

The company expects first quarter revenue to be similar to the fourth quarter just ended. Moderate growth in Pharmacy Benefit Services is likely to be offset by the typical seasonal decline experienced during the summer months in NDCHealth’s other businesses. Diluted Earnings Per Share from continuing operations should be between breakeven and earnings of $0.05. The company expects revenue and earnings per share to accelerate each quarter sequentially through the remainder of the year, beginning in the second quarter, reflecting growth in revenue from the sale and implementation of newer services for the company’s information, pharmacy and hospital customers and a recovery in revenue from physician products and services.

Conference Call for Analysts and Investors

Management will host a conference call to discuss these results today, August 9, 2004 beginning at 5:00 pm ET. The conference call can be accessed by dialing 877-421-3895 (706-679-0822 for international/local callers), or by webcast through the Investor Relations page at http://www.ndchealth.com. A replay of the conference call will be available through 11:59 pm ET on August 20, 2004, and can be accessed either through the webcast or by dialing 800-642-1687 (706-645-9291 for international/local callers) and entering conference ID 8793683.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements related to the company’s expected business outlook for fiscal year 2005 and guidance for the first fiscal quarter of 2005. These statements involve risks and uncertainties that may cause actual results to differ materially. The company’s business outlook and the projected results for future periods are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control.

Forward-looking statements are only predictions and are not guarantees of performance, and include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding the Company’s expected business outlook, anticipated financial and operating results, its business strategy and means to implement the strategy, the Company’s objectives, the amount and timing of future capital expenditures, the likelihood of the Company’s success in developing and introducing new products and expanding its business, the timing of the introduction of new and modified products or services, financing plans, working capital needs and sources of liquidity.

        These forward-looking statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important risks and assumptions relating to the forward-looking statements include, without limitation: (1) the Company’s ability to expand in new and existing markets; (2) demand for the Company’s products and services; (3) the cost of product development; (4) the timely completion, market demand and acceptance of the Company’s new pharmacy and information products; (5) competitive forces; (6) gains in market share; (7) industry conditions affecting the Company’s customers; (8) expected pricing levels; (9) expected growth of revenue and net income; (10) the timing and cost of planned capital expenditures; (11) the availability of capital to invest in business growth and expansion; (12) the timing of recognition of certain revenue; (13) access to data from suppliers; (14) the potential for information or network services interruptions; (15) adequate protection of proprietary technology; (16) unanticipated changes in accounting rules and/or interpretations; (17) complex state and federal regulations and its impact on the demand for information products or availability of certain data; (18) expected outcomes and cost of pending litigation; (19) expected synergies relating to acquisitions, joint ventures and strategic alliances; (20) expected proceeds from disposition of certain assets; (21) the Company’s ability to maintain compliance with certain restrictive debt covenants or obtain a waiver and/or amendments to its credit agreements; and (22) the Company’s substantial indebtedness, which could adversely affect its financial condition, results of operations and liquidity. Many of these risk factors and assumptions are beyond the Company’s ability to control or predict, and are not intended to represent a complete list of all risks and uncertainties inherent in the Company’s business, and should be read in conjunction with the more detailed cautionary statements included in NDCHealth’s Current Report on Form 8-K filed today and Annual Report on Form 10-K for the fiscal year ended May 28, 2004 that will be filed with the Securities and Exchange Commission as well as other SEC filings by the Company. The company believes its forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on the Company’s current assumptions and expectations. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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NDCHealth Reports Fourth Quarter and Fiscal Year-end Results

About NDCHealth

NDCHealth is a leading provider of health information solutions that add value to pharmacy, hospital, physician, pharmaceutical manufacturer and payer businesses.

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Contact:

Robert Borchert

404-728-2906

robert.borchert@ndchealth.com

1	Adjusted EBITDA, a non-GAAP measure, can be derived from the company’s Statement of Operations, and is defined as Operating Income before Depreciation and Amortization, Interest Income and Expense, Income Tax Expense, Restructuring and Other Charges, and amortization of non-cash equity compensation. Reconciliation of adjusted EBITDA to the most directly comparable GAAP financial measure is provided in the accompanying tables.
2	Free cash flow, a non-GAAP measure, can be derived from the company’s Statement of Cash Flows, and is defined as net cash provided by operating activities less capital expenditures and dividends paid. Reconciliation of free cash flow to the most directly comparable GAAP financial measure is provided in the accompanying table.

CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Quarter Ended
	May 28, 2004	May 30, 2003
Revenue:
Network Services and Systems	$60,881	$68,247
Information Management	36,708	39,487
Pharmacy Benefits Services	13,879	3,558

	111,468	111,292
Operating Expenses:
Cost of Service	64,377	55,024
Sales, General and Administrative	26,670	23,561
Depreciation and Amortization	9,668	7,744
Restructuring and Other Charges	1,818	2,775

	102,533	89,104

Operating Income	8,935	22,188

Other Income (Expense):
Interest and Other Income	99	411
Interest and Other Expense	(6,328)	(7,138)
Minority Interest in Losses	63	1,088
Early Extinguishment of Debt	(143)	—
Gain (Loss) Related to Investments	(4,475)	500

	(10,784)	(5,139)

Income (Loss) from Continuing Operations before Income Taxes	(1,849)	17,049

Provision (Benefit) for Income Taxes	(132)	6,138

Income (Loss) from Continuing Operations	(1,717)	10,911
Loss from Discontinued Operations	(14,014)	(451)

Net Income (Loss)	$(15,731)	$10,460

Basic Earnings (Loss) Per Share:
Continuing Operations	$(0.05)	$0.31

Discontinued Operations	$(0.39)	$(0.01)

Basic Earnings (Loss) Per Share	$(0.44)	$0.30

Shares	35,603	34,682

Diluted Earnings (Loss) Per Share:
Continuing Operations	$(0.05)	$0.31

Discontinued Operations	$(0.39)	$(0.01)

Diluted Earnings (Loss) Per Share	$(0.44)	$0.30

Shares	35,603	34,992

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CONSOLIDATED STATEMENTS OF OPERATIONS

NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Year Ended
	May 28, 2004	May 30, 2003
Revenue:
Network Services and Systems	$257,046	$254,077
Information Management	149,329	149,200
Pharmacy Benefits Services	29,908	12,693

	436,283	415,970

Operating Expenses:
Cost of Service	223,046	203,861
Sales, General and Administrative	96,852	84,709
Depreciation and Amortization	35,868	30,146
Restructuring and Other Charges	5,115	5,058

	360,881	323,774

Operating Income	75,402	92,196

Other Income (Expense):
Interest and Other Income	470	1,192
Interest and Other Expense	(27,781)	(21,159)
Minority Interest in (Earnings) Losses	(435)	815
Early Extinguishment of Debt	(143)	(2,359)
Loss Related to Investments	(4,475)	(14,455)

	(32,364)	(35,966)

Income from Continuing Operations before Income Taxes	43,038	56,230
Provision for Income Taxes	16,690	23,447

Income from Continuing Operations	26,348	32,783
Loss from Discontinued Operations	(16,715)	(2,181)

Net Income	$9,633	$30,602

Basic Earnings (Loss) Per Share:
Continuing Operations	$0.75	$0.95

Discontinued Operations	$(0.48)	$(0.06)

Basic Earnings Per Share	$0.27	$0.88

Shares	35,101	34,591

Diluted Earnings (Loss) Per Share:
Continuing Operations	$0.74	$0.94

Discontinued Operations	$(0.47)	$(0.06)

Diluted Earnings Per Share	$0.27	$0.88

Shares	35,847	34,941

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CONSOLIDATED STATEMENTS OF CASH FLOWS

NDCHealth Corporation and Subsidiaries

(In thousands)

	Year Ended
	May 28, 2004	May 30, 2003
Cash flows from operating activities:
Net Income	$9,633	$30,602

Adjustments to reconcile net income to cash provided by operating activities:
Loss on discontinued operations	16,715	2,181
Loss related to investments	4,475	14,455
Non-cash early extinguishment of debt charges	—	1,217
Non-cash restructuring and other charges	453	2,283
Depreciation and amortization	35,868	30,146
Deferred income taxes	15,740	19,366
Provision for bad debts	9,332	6,381
Other	5,007	4,959

Total adjustments	87,590	80,988
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(12,744)	(7,311)
Prepaid expenses and other assets	1,540	(23,205)
Accounts payable and accrued liabilities	10,490	(7,920)
Accrued interest on long-term debt	(2,358)	12,269
Deferred revenue	8,715	12,330

Net cash provided by operating activities	102,866	97,753

Cash flows from investing activities:
Capital expenditures	(42,267)	(42,590)
Proceeds from the sale of equipment	3,187	—
Acquisitions and other investing activities	(21,346)	(112,679)

Net cash used in investing activities	(60,426)	(155,269)

Cash flows from financing activities:
Net (repayments) borrowings under lines of credit	—	(91,000)
Net principal payments under long-term debt arrangements	(26,016)	(7,799)
Net cash (used in) provided by refinancing activities	(399)	168,006
Net issuances related to stock activities	9,273	4,634
Dividends paid	(5,694)	(5,568)

Net cash (used in) provided by financing activities	(22,836)	68,273

Net cash used in discontinued operations	(7,137)	(8,396)

Increase in cash and cash equivalents	12,467	2,361
Cash and cash equivalents, beginning of period	15,150	12,789

Cash and cash equivalents, end of period	$27,617	$15,150

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CONDENSED CONSOLIDATED BALANCE SHEETS

NDCHealth Corporation and Subsidiaries

(In thousands, except share data)

	May 28, 2004	May 30, 2003
		(As Restated)
ASSETS
Current Assets:
Cash and Cash Equivalents	$27,617	$15,150

Accounts Receivable	76,678	74,071
Allowance for Doubtful Accounts	(7,612)	(6,432)

Accounts Receivable, Net	69,066	67,639

Deferred Income Taxes	28,441	26,024
Prepaid Expenses	22,063	16,648
Other Current Assets	15,667	15,870
Total Assets of Discontinued Operations	70,459	66,794

Total Current Assets	233,313	208,125

Property and Equipment, Net	77,052	84,921
Capitalized External Use Software, Net	64,038	49,220
Goodwill	364,743	358,708
Intangible Assets, Net	71,760	52,099
Deferred Income Taxes	—	5,018
Debt Issuance Cost	12,963	12,756
Investments and Other Assets	22,683	19,770

Total Assets	$846,552	$790,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$33,656	$7,472
Trade Accounts Payable	29,693	18,967
Accrued Compensation and Benefits	6,205	7,542
Accrued Interest	10,923	13,281
Deferred Revenue	45,981	35,056
Other Accrued Liabilities	35,212	28,494
Total Liabilities of Discontinued Operations	24,761	18,686

Total Current Liabilities	186,431	129,498
Deferred Revenue	7,208	9,461
Deferred Income Taxes	18,414	—
Other Non-current Liabilities	27,949	28,084
Long-term Debt	269,619	321,819

Total Liabilities	509,621	488,862

Commitments and Contingencies	—	—

Minority Interest in Equity of Subsidiaries	1,313	878

Stockholders’ Equity:
Preferred Stock, par value $1.00 per share; 1,000,000 shares authorized, none issued
Common Stock, par value $.125 per share; 200,000,000 shares authorized; 36,106,641 and 34,888,753 shares issued, respectively.	4,513	4,361
Capital in excess of par value	245,301	216,156
Retained Earnings	87,532	83,593
Deferred Compensation and Other	(7,694)	(4,301)
Accumulated Other Comprehensive Income	5,966	1,068

Total Stockholders’ Equity	335,618	300,877

Total Liabilities and Stockholders’ Equity	$846,552	$790,617

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